EXHIBIT 99

                                              [ThermoGenesis Corp. Logo omitted]

               THERMOGENESIS CORP. ANNOUNCES THIRD QUARTER RESULTS

Rancho Cordova, California (May 9, 2005) - THERMOGENESIS CORP. (Nasdaq: KOOL) today announced results for its third quarter of fiscal 2005.

Quarterly Results:
Net revenues for the quarter ended March 31, 2005 decreased to $1,727,000, compared to $3,367,000 for the third quarter of fiscal 2004. The gross margin for the third quarter was $454,000 or 26% of net revenues compared to $1,167,000 or 35% of net revenues for the quarter ended March 31, 2004. The net loss for the quarter ended March 31, 2005, was $2,117,000 or $0.05 per basic and diluted common share compared to $1,218,000 or $0.03 per basic and diluted common share for the third quarter of fiscal 2004.

Nine Month Results:
The net revenues for the nine months ended March 31, 2005 were $7,078,000 as compared to $8,010,000 for the nine months ended March 31, 2004, a decrease of 12%. For the nine months ended March 31, 2005, the gross profit was $2,184,000 or 31% compared to $2,558,000 or 32% for the first nine months of the prior year. For the nine months ended March 31, 2005, the net loss was $5,837,000 or $0.13 per basic and diluted share as compared to $3,680,000 or $0.09 per basic and diluted share for the nine months ended March 31, 2004.

The decrease in revenues for the quarter ended March 31, 2005 is primarily due to the shipment of only two BioArchive(R) Systems versus eight for the quarter ended March 31, 2004. Kevin Simpson, President and COO stated, "Although we shipped only two Systems during the quarter we noted that our Asian customers continued to select the BioArchive for their cord blood freezing and storage needs. It is also important to note that the purchase of BioArchive Systems are heavily dependent on current and proposed government funding in many countries, which can be erratic---as last quarter attests. We anticipate our sales for BioArchive Systems to bounce back in the fourth quarter."

Mr. Simpson continued "Previously, we announced the planned increase in research and development spending necessary to complete the development and launch of the Company's new disposable products, the AutoXpress (AXP) (formerly known as DAC) and the Thrombin Processing Device (TPD). These two products are needed to increase the Company's revenues and gross margin, as we expect to launch the TPD this quarter and the AXP during this summer. We also believe the recent strategic agreements with Asahi Kasei Medical and Biomet, Inc. for the distribution and supply of TPD products confirms our assessment of its value and its potential to capture a significant share of the $200M Thrombin market over time."

In order to bolster sales of its existing products and prepare for the market launch of the new products, management has restructured the sales and marketing departments to provide better focus and clear responsibility for each product line and market. The restructuring will include:

hiring of additional sales personnel in the U.S. and Europe for each of the two new products, AXP and TPD.

The AXP System semi-automates the separation of whole blood into components. The System allows up to six (6) units to be processed simultaneously. Included in the blood processing set is a patented 25 ml freezing bag suitable for long term storage in the -196 C liquid nitrogen of the BioArchive System.

The TPD is a stand-alone disposable which is designed to produce 8.5 ml of autologous thrombin from approximately 10 ml of patient plasma for various applications, including topical hemostasis or release of growth factors from platelets. The Company anticipates market launch of the TPD in Europe by this summer. The TPD is not available in the United States.

Company Conference Call
Management will host a conference call Monday, May 9, 2005 at approximately 11:00 AM (PDT) to review the third quarter financial results. The call can be accessed by dialing (800) 860-2442 within the U.S. or (412) 858-4600 outside the U.S. and giving the conference name, "THERMOGENESIS". Philip Coelho, Chairman & Chief Executive Officer, Kevin Simpson, President & Chief Operating Officer and Renee Ruecker, Chief Financial Officer will be on-line to discuss the third quarter results and other corporate events, followed by a Q&A session. Participants are asked to call the assigned number approximately 5 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and entering the following account number when prompted `370990'.

About ThermoGenesis Corp.
ThermoGenesis Corp. is a leader in enabling technologies for cell therapeutics. The Company's technology platforms lead the world in their ability to produce biological products from single units of blood. Umbilical cord blood banks are utilizing the Company's BioArchive System as a critical enabling technology for cryogenic archiving of stem cells for transplant, while its CryoSeal(R) FS System is used to prepare hemostatic and adhesive surgical sealants from the patient's blood in about an hour. ThermoGenesis Corp. has been a leading supplier of state-of-the-art Ultra-Rapid Blood Plasma Freezers and Thawers to hospitals and blood banks since 1992.

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the Company's control with respect to timing for sales on customer funding, construction or regulatory certifications, market acceptance of new technologies and products, delays in testing and evaluation of products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

                         For More Information, Contact:
                               THERMOGENESIS CORP.
                          Kevin Simpson: (916) 858-5100
                 or visit the web site at www.thermogenesis.com

                               THERMOGENESIS CORP.
                       Condensed Statements of Operations
                                   (Unaudited)

                                                            Three Months Ended           Nine Months Ended
                                                                 March 31,                   March 31,
                                                           2005          2004          2005           2004
                                                        ----------    ----------    ----------    ----------

Net revenues                                            $1,727,000    $3,367,000    $7,078,000    $8,010,000

Cost of revenues                                         1,273,000     2,200,000     4,894,000     5,452,000
                                                        ----------    ----------    ----------    ----------

    Gross profit                                           454,000     1,167,000     2,184,000     2,558,000
                                                        ----------    ----------    ----------    ----------

Expenses:

  Selling, general and administrative                    1,346,000     1,341,000     4,232,000     3,762,000

  Research and development                               1,277,000     1,057,000     3,941,000     2,504,000
                                                        ----------    ----------    ----------    ----------

    Total operating expenses                             2,623,000     2,398,000     8,173,000     6,266,000

Interest and other income, net                              52,000        13,000       152,000        28,000
                                                        ----------    ----------    ----------    ----------

Net loss                                               $(2,117,000)  $(1,218,000)  $(5,837,000)  $(3,680,000)
                                                        =========== =============  ============= ============
Basic and diluted net loss per common share                 ($0.05)       ($0.03)       ($0.13)       ($0.09)
                                                        =========== =============  ============= ============

Shares used in computing per share data                 45,824,946    42,742,891    45,282,947    40,822,944
                                                        =========================  ============= ============


                               THERMOGENESIS CORP.
                            Condensed Balance Sheets
                                   (Unaudited)

                                                    March 31,               June 30,
                                                       2005                   2004
                                               -------------------    -------------------
ASSETS
Current assets:
  Cash and cash equivalents                      $10,862,000            $16,612,000
  Accounts receivable, net                         2,400,000              3,107,000
  Inventories                                      3,724,000              2,470,000
  Other current assets                               668,000                582,000
                                              -------------------    -------------------

      Total current assets                        17,654,000             22,771,000

Equipment, net                                     1,145,000              1,146,000

Other assets                                          48,000                197,000
                                             -------------------    -------------------
                                                 $18,847,000            $24,114,000
                                             ===================    ===================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $1,391,000             $1,709,000
  Other current liabilities                        1,019,000              1,264,000
                                             -------------------    -------------------

      Total current liabilities                    2,410,000              2,973,000

Long-term obligations and note payable                79,000                173,000

Stockholders' equity                              16,358,000             20,968,000
                                              ------------------    -------------------

                                                 $18,847,000            $24,114,000
                                             ===================    ===================